================================================================================

                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12

                             SEMOTUS SOLUTIONS, INC.
                (Name of Registrant as Specified In Its Charter)
                    -----------------------------------------

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
    ----------------------------------------------------------------------------
(2) Aggregate number of securities to which transaction applies:
    ----------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    ----------------------------------------------------------------------------
(4) Proposed maximum aggregate value of transaction:
    ----------------------------------------------------------------------------
(5) Total fee paid:
    ----------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials:
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2)and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:
    ----------------------------------------------------------------------------
(2) Form, Schedule or Registration Statement No.:
    ----------------------------------------------------------------------------
(3) Filing Party:
    ----------------------------------------------------------------------------
(4) Date Filed:
    ----------------------------------------------------------------------------
    (ALL NUMBERS ARE ADJUSTED TO GIVE EFFECT TO A 1 FOR 20 REVERSE STOCK SPLIT THAT WENT EFFECTIVE JULY 20, 2007)
================================================================================

                             SEMOTUS SOLUTIONS, INC.
                         718 UNIVERSITY AVE., SUITE 202
                           LOS GATOS, CALIFORNIA 95032
                                 (408) 399-6120

                  NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD SEPTEMBER 20, 2007

Dear Semotus Solutions, Inc. Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Semotus Solutions, Inc. ("we", "our" or the "Company"). We will be holding the Annual Meeting at the Company's offices located at 718 University Ave., Suite 202, Los Gatos, CA 95032, on September 20, 2007, at 1:00 p.m., Pacific Time.

     At the 2007 Annual Meeting, we will ask you to:

     1. Elect four (4) directors each to serve on our Board of Directors until the 2008 Annual Meeting of Stockholders or until his successor is duly elected and qualified;
     2. Ratify the appointment of L.L. Bradford & Company, LLC as our independent accountants for the fiscal year ending March 31, 2008;
     3. Approve an amendment of our Amended Articles of Incorporation to effect a reverse stock split in a ratio ranging from one-for-two to one-for-five of all our issued and outstanding shares of our common stock;
     4. Approve an amendment of our Amended Articles of Incorporation to increase the number of authorized shares of common stock from 7,500,000 to 50,000,000;
     5. Approve an amendment to our 2005 Stock Option Plan to increase the number of shares of common stock issuable upon the exercise of stock options granted under the Plan from 150,000 to 1,150,000 shares; and
     6. Transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Enclosed with this letter is a Proxy Statement, a proxy card and a return envelope. Also enclosed is our Annual Report on Form 10-KSB for the fiscal year ended March 31, 2007.

     Only holders of common stock of the Company of record at the close of business on July 24, 2007 are entitled to vote at the Annual Meeting. The Board of Directors of the Company is soliciting the proxies.

     Your vote is very important to us regardless of the number of shares that you own. All stockholders, whether or not you expect to attend the Annual Meeting, are urged to sign and date the enclosed Proxy and return it promptly in the enclosed postage-paid envelope, or follow the instructions provided for voting by phone or the internet. The prompt return of proxies or vote by phone or internet will ensure a quorum and save the Company the expense of further solicitation. Each proxy granted may be revoked by the stockholder appointing such proxy at any time before it is voted. If you receive more than one proxy card because your shares are registered in different names or addresses, each such proxy card should be signed and returned to ensure that all of your shares will be voted. If you elect to vote by phone or the internet, the last vote you submit chronologically (by any means) will supersede your prior vote(s). Also, if you vote by phone or the internet, and later decide to attend the Annual Meeting, you may cancel your previous vote and vote in person at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Anthony N. LaPine
CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD


Los Gatos, California
July __, 2007

                             SEMOTUS SOLUTIONS, INC.
                         718 UNIVERSITY AVE., SUITE 202
                           LOS GATOS, CALIFORNIA 95032
                                 (408) 399-6120

                                 PROXY STATEMENT

                   FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD SEPTEMBER 20, 2007

                               GENERAL INFORMATION

     This proxy statement provides information that you should read before you vote on the proposals that will be presented to you at the 2007 Annual Meeting of Semotus Solutions, Inc. (the "Company", "we" or "our"). The 2007 Annual Meeting will be held on September 20, 2007 at the Company's offices located at 718 University Ave., Suite 202, Los Gatos, CA 95032.

     This proxy statement provides detailed information about the 2007 Annual Meeting, the proposals you will be asked to vote on at the Annual Meeting, and other relevant information. The Board of Directors of Semotus is soliciting these proxies.

     At the Annual Meeting, you will be asked to vote on the following proposals:

              1. Elect four (4) directors each to serve on our Board of Directors until the 2008 Annual Meeting of Stockholders or until his successor is duly elected and qualified;
              2. Ratify the appointment of L.L. Bradford & Company, LLC as our independent accountants for the fiscal year ending March 31, 2008;
              3. Approve an amendment of our Amended Articles of Incorporation to effect a reverse stock split in a ratio ranging from one-for-two to one-for-five of all our issued and outstanding shares of our common stock;
              4. Approve an amendment of our Amended Articles of Incorporation to increase the number of authorized shares of common stock from 7,500,000 to 50,000,000;
              5. Approve an amendment to our 2005 Stock Option Plan to increase the number of shares of common stock issuable upon the exercise of stock options granted under the Plan from 150,000 to 1,150,000 shares; and 6. Transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR ELECTION OF THE BOARD'S NOMINEES FOR DIRECTOR, FOR RATIFICATION OF THE APPOINTMENT OF L.L. BRADFORD & COMPANY, LLC AS INDEPENDENT PUBLIC ACCOUNTANTS, FOR THE REVERSE STOCK SPLIT, FOR THE INCREASE IN AUTHORIZED COMMON SHARES, FOR THE INCREASE IN AUTHORIZED SHARES UNDER OUR STOCK OPTION PLAN, AND FOR THE APPROVAL OF EACH OF THE OTHER PROPOSALS.

     On August 1, 2007, we will begin mailing this proxy statement to people who, according to our records, owned shares of our common stock as of the close of business on July 24, 2007. We have mailed with this proxy statement a copy of our Annual Report on Form 10-KSB for the fiscal year ended March 31, 2007.

              INFORMATION ABOUT THE 2007 ANNUAL MEETING AND VOTING

THE ANNUAL MEETING

     The Annual Meeting will be held at our corporate headquarters located at 718 University Ave., Suite 202, Los Gatos, CA 95032, on September 20, 2007, at 1:00 p.m., Pacific Time.

THIS PROXY SOLICITATION

     We are sending you this proxy statement because our Board of Directors (the "Board") is seeking a proxy to vote your shares at the Annual Meeting. This proxy statement is intended to assist you in deciding how to vote your shares. On August 1, 2007, we will begin mailing this proxy statement and the accompanying proxy card and Annual Report on Form 10-KSB to all people who, according to our stockholder records, owned shares at the close of business on July 24, 2007. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of this proxy statement, proxy card and the Annual Report on Form 10-KSB so that such record holders could supply these materials to the beneficial owners as of July 24, 2007.

     Proxies may also be solicited personally by our officers or directors at nominal cost. We may also retain, and pay a fee to, one or more other professional proxy solicitation firms to solicit proxies from our stockholders. We will bear the entire cost of this proxy solicitation.

VOTING YOUR SHARES

     You may vote your shares at the Annual Meeting by completing and returning the enclosed proxy card, or by voting in person at the Annual Meeting. Additionally, you may be able to vote by phone or via the internet, as described below.

     Whether or not you plan to attend the Annual Meeting, please take the time to vote. Votes may be cast:

     o    by traditional paper proxy card;
     o    by phone;
     o    via the Internet; or
     o    in person at the Annual Meeting.

     Please take a moment to read the instructions, choose the way to vote that you find most convenient and cast your vote as soon as possible.

     VOTING BY PROXY CARD. If proxies in the accompanying form are properly executed and returned, the shares of our common stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the shares of our common stock represented by the proxies will be voted (i) FOR the election of the nominees named below as directors of the Company; (ii) FOR the ratification of the appointment of L.L. Bradford & Company, LLC as independent accountants for the year ending March 31, 2008; (iii) FOR the reverse stock split, (iv) FOR the increase in authorized common stock, (v) FOR the increase in the number of shares of common stock issuable upon the exercise of stock options granted under the Plan from 150,000 to 1,150,000 shares, and (vi) in the discretion of the persons named in the enclosed form of proxy on any other proposals which may properly come before the Annual Meeting or any adjournment or adjournments thereof. Any stockholder who has submitted a proxy may revoke it at any time before it is voted, by written notice addressed to and received by the Secretary of the Company, by submitting a duly executed proxy bearing a later date or by electing to vote in person at the Annual Meeting. The mere presence at the Annual Meeting of the person appointing a proxy does not, however, revoke the appointment. IF YOU DECIDE TO VOTE BY PROXY, THE PROXY CARD WILL BE VALID ONLY IF YOU SIGN, DATE AND RETURN IT BEFORE THE ANNUAL MEETING TO BE HELD ON SEPTEMBER 20, 2007.

     VOTING BY PHONE OR VIA THE INTERNET. If you are a stockholder of record (that is, if your shares of our stock are registered with us in your own name), you may vote by phone, or through the Internet, by following the instructions included with the enclosed proxy card. If your shares are registered in the name of a broker or other nominee, your nominee may be participating in a program provided through ADP Investor Communication Services that allows you to vote by phone or the Internet. If so, the voting form your nominee sent you will provide phone and Internet voting instructions. The last vote you submit chronologically (by any means) will supersede your prior vote(s). Also, if you vote by phone or the Internet, and later decide to attend the Annual Meeting, you may cancel your previous vote and vote in person at the Annual Meeting.

     The deadline for voting by phone or through the Internet as a stockholder of record is 11:59 p.m., EDT, on September 19, 2007. For stockholders whose shares of our common stock are registered in the name of a broker or other nominee, please consult the voting instructions provided by your broker for information about the deadline for voting by phone or through the Internet.

     VOTING IN PERSON. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot. Ballots for voting in person will be available at the Annual Meeting. To vote by proxy, you must complete and return the enclosed proxy card in time to be received by us by the Annual Meeting. By completing and returning the proxy card, you will be directing the persons designated on the proxy card to vote your shares of our common stock at the Annual Meeting in accordance with the instructions you give on the proxy card.

     Attendance at the Annual Meeting will not, by itself, result in the revocation of a previously submitted proxy. Even if you are planning to attend the Annual Meeting, we encourage you to submit the proxy card in advance to ensure the representation of your shares at the Annual Meeting.

     If you hold your shares with a broker and you do not tell your broker how to vote, your broker has the authority to vote on all routine proposals.

VOTE REQUIRED FOR APPROVAL

     SHARES ENTITLED TO VOTE. On July 24, 2007 (the "Record Date"), 1,778,529 shares of our common stock were issued and outstanding. Each share of our common stock issued and outstanding on the Record Date will be entitled to one vote on each of the proposals.

     QUORUM. The quorum requirement for holding the meeting and transacting business at the Annual Meeting is that a majority of the issued and outstanding shares of our common stock on the Record Date be present in person or represented by proxy and entitled to be voted. Accordingly, _________ shares of our common stock must be present in person or by proxy for a quorum to be present. If a quorum is not present, a vote cannot occur. Both abstentions and broker non-votes are counted as present for the purposes of determining the presence of a quorum.

     VOTES REQUIRED. In the election of directors, the four persons receiving the highest number of "FOR" votes will be elected. Proposal 2 requires the affirmative "FOR" vote of a majority of those shares present and entitled to vote on such proposal. Proposals 3 and 4 require the affirmative "FOR" vote of a majority of the votes cast.

ADDITIONAL INFORMATION

     We are mailing our Annual Report on Form 10-KSB for the fiscal year ended March 31, 2007, including consolidated financial statements, to all stockholders entitled to vote at the Annual Meeting together with this proxy statement. The Annual Report on Form 10-KSB does not constitute a part of the proxy solicitation material. The Annual Report on Form 10-KSB tells you how to get additional information about us.

                                   PROPOSAL 1:

                              ELECTION OF DIRECTORS

Nominees for election to the Board are:

Anthony N. LaPine
Robert Lanz
Mark Williams
Laurence W. Murray

     Each director will be elected to serve for a one-year term, unless he resigns or is removed before his term expires, or until his replacement is elected and qualified. All of the four nominees are currently members of the Board and have consented to serve as directors if re-elected. Anthony N. LaPine is also our Chief Executive Officer. More detailed information about each of the nominees is available in the section of this proxy statement titled "Directors and Executive Officers".

     There are no known arrangements or understandings between any director or executive officer and any other person pursuant to which any of the above-named directors was selected as a director of the Company.

     If any of the nominees cannot serve for any reason (which is not anticipated), the Board may designate a substitute nominee or nominees. If a substitute is nominated, we will vote all valid proxies for the election of the substitute nominee or nominees. Alternatively, the Board may also decide to leave the board seat or seats open until a suitable candidate or candidates are located, or it may decide to reduce the size of the Board.

     The Board has established the size of the Board at four members. Proxies for the Annual Meeting may not be voted for more than four directors.

BOARD RECOMMENDATION

     The Board unanimously recommends a vote "FOR" each of the nominees to the Board.

                                   PROPOSAL 2:

                      RATIFICATION OF INDEPENDENT AUDITORS

     The Board has appointed L.L. Bradford & Company, LLC, an accounting firm of independent certified public accountants, to act as independent accountants for our Company and its consolidated subsidiaries for our fiscal year ending March 31, 2008. The Board believes that L.L. Bradford & Company's experience with and knowledge of our Company are important, and would like to continue this relationship. L.L. Bradford & Company has advised our Company that the firm does not have any direct or indirect financial interest in our Company or any of its subsidiaries, other than its capacity as our independent certified public accountants providing auditing and accounting services.

     In making the recommendation for L.L. Bradford & Company to continue as our Company's independent accountants for the fiscal year ending March 31, 2008, our management team and the Audit Committee reviewed past audit results and the audit and non-audit services, if any, proposed to be performed during fiscal year 2008. In selecting L.L.Bradford & Company, the Audit Committee and the Board carefully considered L.L. Bradford & Company's independence.

     L.L. Bradford & Company has confirmed to us that it is in compliance with all rules, standards and policies of the Independence Standards Board and the Securities and Exchange Commission ("SEC") governing auditor independence.

     A representative of L.L. Bradford & Company is expected to attend the Annual Meeting. This representative will have the opportunity to make a statement if he or she desires to do so and will be able to respond to appropriate questions from stockholders.


RECOMMENDATION

     The Board unanimously recommends a vote "FOR" ratification of the appointment of L.L. Bradford & Company, LLC.

                                   PROPOSAL 3:

     AMENDMENT OF OUR AMENDED ARTICLES OF INCORPORATION TO EFFECT A REVERSE
         STOCK SPLIT IN A RATIO RANGING FROM ONE-FOR-TWO TO ONE-FOR-FIVE
            OF ALL ISSUED AND OUTSTANDING SHARES OF OUR COMMON STOCK

INTRODUCTION

     We propose to amend our Amended Articles of Incorporation (the "Amendment") to effect a reverse stock split, in a ratio ranging from one-for-two to one-for-five, of all issued and outstanding shares of our common stock. The Board of Directors reserves the right, notwithstanding stockholder approval, and without further action by the stockholders, to abandon or to delay the reverse stock split, if at any time prior to the filing of the amendment it determines, in its sole discretion, that the reverse stock split would not be in the best interests of our stockholders.

     The text that will be included in the Articles of Amendment to effect the reverse stock split in a ratio ranging from one-for-two to one-for-five is as follows:

          "As of the beginning of the first business day (the "Effective Date") after the filing of this Amendment every [insert number ranging from two to five] issued and outstanding shares of the Corporation's Common Stock automatically shall be combined and reconstituted into one share of Common Stock, par value $0.01 per share, of the Corporation, thereby giving effect to a one-for-[insert number ranging from two to five] reverse stock split without further action of any kind (the "Reverse Stock Split"). Each holder of a certificate or certificates that immediately prior to the Effective Date represented outstanding shares of Common Stock shall be entitled to receive, upon surrender of such certificates to the Corporation for cancellation, a certificate or certificates representing the number of whole shares (rounded up to the nearest whole shares) of Common Stock held by such holder on the Effective Date after giving effect to the Reverse Stock Split. No fractional shares of Common Stock shall be issued in the Reverse Stock Split; instead, stockholders who would otherwise be entitled to fractional shares will receive a share of common stock in lieu of such fraction. No other exchange, reclassification or cancellation of issued shares shall be effected by this Amendment."

     This proposal does not change the number of total authorized shares of common stock. Upon this Amendment becoming effective, and if Proposal 4 regarding an increase in the number of authorized shares of common stock is not approved by the stockholders, the number of authorized shares of common stock would remain at 7,500,000 shares of common stock. If both this amendment and Proposal 4 become effective, the number of authorized shares of common stock would increase to 50,000,000 shares of common stock. See the discussion under "Proposal 4: To Approve an Amendment to our Amended Articles of Incorporation to Increase the Number of Authorized Shares from 7,500,000 to 50,000,000 Shares" below.

     EXAMPLES. As of the Effective Date of the reverse stock split, all stockholders will own a proportionally reduced number of shares of common stock. For example, if a stockholder owned 1,000 shares of common stock immediately prior to the effective date, then the stockholder would own 200 shares of common stock as of the Effective Date if a one-for-five reverse stock split became effective and 500 shares of common stock as of the Effective Date if a one-for-two reverse stock split became effective, which reflects the same proportional ownership interest in our shares of common stock because all stockholders would have the same reduction. As a further example, if a person held a stock option or warrant for 1,000 shares with an exercise price of $0.15 per share immediately prior to the effective date, the person would hold an option or warrant for 200 shares with an exercise price of $0.75 per share as of the Effective Date in the case of a one-for-ten reverse stock split, and 500 shares with an exercise price of $0.30 per share as of the Effective Date in the case of a one-for-two reverse stock split; in each case, however, the holder of the option or warrant must spend $150.00 to exercise the option or warrant in full. See "Principal Effects of a Reverse Stock Split -- Common Stock" below. As discussed below under "Reasons For a Reverse Stock Split," we expect the per share market price for our common stock to increase in approximate proportion to the reverse split, although there can be no assurance that it would do so.

REASONS FOR A REVERSE STOCK SPLIT

     As of July 24, 2007, our total market value was approximately $5.6 million and we had 1,778,529 shares of common stock issued and outstanding. On such date, the closing price for our common stock on Amex was

$_.__ per share. We believe that a reverse stock split may be desirable because the increased market price of our common stock expected as a result of implementing a reverse stock split should encourage investor interest and trading in our common stock and improve the marketability and liquidity of our common stock. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers' commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We recognize that the liquidity of our common stock may be adversely affected by a reverse stock split given the reduced number of shares that would be outstanding after the reverse stock split. However, from January 1, 2006, through July 20, 2007, our daily trading volume, as reported by Amex, has averaged approximately 150,000 shares, and we believe that there will be sufficient post-split shares to provide adequate liquidity for our stockholders. The Board of Directors believes that the anticipated higher market price may reduce, to some extent, the negative effects on the liquidity and marketability of the common stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.

     We cannot predict, however, whether a reverse stock split would achieve the desired results. The price per share of our common stock is also a function of our financial performance and other factors, some of which may be unrelated to the number of shares outstanding. Accordingly, there can be no assurance that the closing bid price of our common stock after a reverse stock split would increase in an amount proportionate to the decrease in the number of issued and outstanding shares, or would increase at all, or that any increase can be sustained for a prolonged period of time.

      The proposed reverse stock split is not a first step in a "going-private" transaction. At the present time, we have no intention of effecting such a transaction.

PRINCIPAL EFFECTS OF A REVERSE STOCK SPLIT

     COMMON STOCK

     Our common stock is currently registered under Section 12(g) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split will not affect the registration of the common stock under the Exchange Act. If any proposed reverse stock split is implemented, our common stock will continue to be reported on the American Stock Exchange under the symbol "DLK," but all open orders as of the effective date would be canceled by the American Stock Exchange.

     After the effective date of a reverse stock split, each stockholder will own a proportionally reduced number of shares of our common stock, as set forth in the examples above. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in us, except to the extent that a reverse stock split results in any of our stockholders owning a fractional share as described below. Proportionate voting rights and other rights and preferences of the holders of our common stock will not be affected by a reverse stock split other than as a result of the rounding up to one whole share of common stock in lieu of fractional shares. For example, stockholders are not currently entitled to cumulative voting rights and will not be entitled to such rights following the reverse stock split. Further, the number of stockholders of record will not be affected by a reverse stock split.

     A REVERSE STOCK SPLIT WILL RESULT IN SOME STOCKHOLDERS -- THOSE CURRENTLY OWNING FEWER THAN 500 TO 200 SHARES, DEPENDING ON THE REVERSE STOCK SPLIT RATIO IMPLEMENTED -- OWNING "ODD-LOTS" OF LESS THAN 100 SHARES OF OUR COMMON STOCK. BROKERAGE COMMISSIONS AND OTHER COSTS OF TRANSACTIONS IN ODD-LOTS ARE GENERALLY SOMEWHAT HIGHER THAN THE COSTS OF TRANSACTIONS ON "ROUND-LOTS" OF EVEN MULTIPLES OF 100 SHARES.

     The proposed reverse stock split would NOT change the number of authorized shares of common stock, as designated by our Amended Articles of Incorporation.

     For illustrative purposes, the following table, which is based on 1,778,529 shares of common stock issued and outstanding and 2,301,200 shares of common stock outstanding and reserved for issuance as of July 24, 2007, approximates the effect on our common stock of the proposed one-for-two to one-for-five reverse stock split, and taking into consideration whether Proposal 4 to increase the authorized number of shares of common stock is or is not approved by the stockholders.

-----------------------------------------------------------------------------------------------------------------
                                    PRIOR TO REVERSE STOCK SPLIT                 AFTER REVERSE STOCK SPLIT
-------------------------- ------------------------------------------------ -------------------------------------
                              CURRENT     IF PROPOSAL 4 IS    IF PROPOSAL   IF PROPOSAL 4 IS   IF PROPOSAL 4 IS
                                            NOT APPROVED     4 IS APPROVED  NOT APPROVED (1)     APPROVED (1)
-------------------------- -------------- ------------------ -------------- ------------------ ------------------
Authorized Common Stock      7,500,000         7,500,000       50,000,000        7,500,000         50,000,000
-------------------------- -------------- ------------------ -------------- ------------------ ------------------
Issued and Outstanding       1,778,529         1,778,529        1,778,529        889,265 -          889,265 -
                                                                                  355,706            355,706
-------------------------- -------------- ------------------ -------------- ------------------ ------------------
Issued, Outstanding and      2,301,200         2,301,200        2,301,200      1,150,600 -          1,150,600
Reserved for Issuance                                                             460,240           -460,240
-----------------------------------------------------------------------------------------------------------------

(1) Does not reflect the rounding up of fractional shares and resulting issuance of one additional share.

     OPTIONS, WARRANTS, CONVERTIBLE NOTES AND OTHER SECURITIES

     In addition, all outstanding options, warrants, convertible notes and other securities entitling their holders to purchase shares of our common stock would be adjusted as a result of any reverse stock split, as required by the terms of these securities. In particular, the exchange ratio for each instrument would be reduced, and the exercise price per share, if applicable, would be increased, in accordance with the terms of each instrument and based on the one-for-ten to one-for-twenty ratio of the reverse stock split, as set forth in the above example. Also, the number of shares reserved for issuance under the existing employee stock option plans, warrant and convertible notes would be reduced proportionally based on the one-for-two to one-for-five ratio of the reverse stock split.

     FRACTIONAL SHARES

     No fractional shares of common stock will be issued as a result of the proposed reverse stock split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the one-for-two to one-for-five ratio, upon surrender to the exchange agent of such certificates representing such fractional shares, will be entitled to receive an additional share of common stock.

IMPLEMENTATION AND EXCHANGE OF STOCK CERTIFICATES

     IF OUR STOCKHOLDERS APPROVE THE PROPOSAL AND OUR BOARD OF DIRECTORS DECIDES TO EFFECTUATE A REVERSE STOCK SPLIT, WE WILL FILE AN AMENDMENT TO OUR AMENDED ARTICLES OF INCORPORATION WITH THE SECRETARY OF STATE OF NEVADA. THE REVERSE STOCK SPLIT WILL BECOME EFFECTIVE AT THE TIME SPECIFIED IN THE AMENDMENT -- THE NEXT BUSINESS DAY AFTER THE FILING OF THE AMENDMENT -- WHICH WE REFER TO AS THE EFFECTIVE DATE.

     As of the Effective Date of the reverse stock split, each certificate representing shares of our common stock before the reverse stock split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of our common stock resulting from the reverse stock split, except that holders of unexchanged shares would not be entitled to receive any dividends or other distributions payable by us after the Effective Date until they surrender their old stock certificates for exchange. All shares underlying options, warrants, convertible notes and other securities would also be automatically adjusted on the Effective Date.

     Our transfer agent, Computershare Trust Company, Inc., would act as the exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the Effective Date, stockholders and holders of securities convertible into or exercisable for our common stock would be notified of the effectiveness of the reverse stock split. Stockholders of record would receive a letter of transmittal requesting them to surrender their old stock certificates for new stock certificates, which will bear a different CUSIP number, reflecting the adjusted number of shares as a result of the reverse stock split. Persons who hold their shares in brokerage accounts or "street name" would not be required to take any further action to effect the exchange of their shares. No new certificates would be issued to a stockholder until such stockholder has surrendered any outstanding certificates together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the reverse stock split would continue to be valid and would represent the adjusted number of shares based on the ratio of the reverse stock split. Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of material United States federal income tax consequences of a reverse stock split. It does not address any state, local or foreign income or other tax consequences. It applies to you only if you held shares of pre-reverse stock split common stock and shares of post-reverse stock split common stock as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as (i) a dealer in securities or currencies, (ii) a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings, (iii) a bank, (iv) a life insurance company, (v) a tax-exempt organization, (vi) a person who owns shares of common stock that are a hedge or that are hedged against interest rate risks, (vii) a person who owns shares of common stock as part of a straddle or conversion transaction for tax purposes,
(viii) a foreign person, or (ix) a person whose functional currency for tax purposes is not the U.S. dollar. This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect, all of which are subject to change, possibly on a retroactive basis.

PLEASE CONSULT YOUR OWN TAX ADVISOR CONCERNING THE CONSEQUENCES OF A REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

     TAX CONSEQUENCES TO COMMON STOCKHOLDERS

     This discussion applies only to United States holders. A United States holder, as used herein, is a stockholder that is: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

     No gain or loss should be recognized by a stockholder upon such stockholder's exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to a reverse stock split. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split (including any fraction of a new share deemed to have been received) will be the same as the stockholder's aggregate tax basis in the pre-reverse stock split shares exchanged therefor. The stockholder's holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.


     TAX CONSEQUENCES TO THE COMPANY

     We should not recognize any gain or loss as a result of the proposed reverse stock split.

ACCOUNTING CONSEQUENCES

     The par value per share of our common stock would remain unchanged at $0.01 per share after any reverse stock split. As a result, on the Effective Date of a reverse stock split, the stated capital on the Company's balance sheet attributable to the common stock will be reduced proportionally, based on the ratio of the reverse stock split, from its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The net income or loss per share of common stock and net book value will be increased because there will be fewer shares of the common stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of a reverse stock split.

DISSENTERS' RIGHTS

     Chapter 92A.300 - 92A.500, inclusive, of the Nevada Revised Statutes provides for dissenters' rights for any amendment to the articles of incorporation that reduces the total number of shares owned by the stockholder to a fraction of a share, if the fractional share created by the amendment is to be acquired by us for cash. We are not acquiring any fractional shares for cash, but instead issuing a whole common share in lieu of any fractional shares.

     BOARD RECOMMENDATION: The Board of Directors recommends a vote "FOR" approval of Proposal 3 to amend our Amended Articles of Incorporation to effect a reverse stock split, in a ratio ranging from one-for-two to one-for-five, of all issued and outstanding shares of our common stock.

                                   PROPOSAL 4:

     AMENDMENT OF OUR AMENDED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 7,500,000 TO 50,000,000

     We propose to amend Article IV of our Amended Articles of Incorporation to increase the number of authorized shares of common stock from 7,500,000 to 50,000,000. As amended, Article IV of our Restated Articles of Incorporation would read as set forth below:

     "Capital Stock. The aggregate number of shares which this Corporation shall have authority to issue is: Fifty Million (50,000,000) shares of $0.01 par value each, which shares shall be designated "Common Stock"; and Five Million (5,000,000) shares of $0.001 par value each, which shares shall be designated "Preferred Stock", and which may be issued in one or more series at the discretion of the Board of Directors. The Board of Directors is hereby vested with authority to fix by resolution or resolutions the designations and the power, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation, the dividend rate, conversion or exchange rights, redemption price and liquidation preference, of any series of shares of Preferred Stock and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series. All shares of any one series shall be alike in every particular except as otherwise provided by these Articles of Incorporation or the Nevada Business Corporation Act."

     As of July 24, 2007, we had no shares of preferred stock issued and outstanding, 1,778,529 shares of common stock issued and outstanding and had reserved approximately 593,671 shares of common stock for issuance under existing warrants and stock options.

     Our authorized preferred stock of 5,000,000 shares would not be changed by this proposed amendment. Our preferred stock is undesignated. The Board of Directors, without stockholder approval, may issue the preferred stock with voting and conversion rights that could materially and adversely affect the voting power of the holders of common stock, and could also decrease the amount of earnings and assets available for distribution to the holders of common stock.

     The rights of additional authorized shares of common stock would be identical to shares now authorized.

     The authorization of common stock will not, in itself, have any effect on your rights as a stockholder. If the Board were to issue additional shares of common stock for other than a stock split or dividend, however, it could have a dilutive effect on our earnings per share and on your voting power in the Company, perhaps significantly.

     We believe that the proposed increase in the number of authorized shares of common stock is in the best interests of our stockholders. It is important for the Board to have the flexibility to act promptly to meet future business needs as they arise. The Company requires sufficient shares, on a readily available basis, to maintain our financing and capital raising flexibility, fund acquisitions and mergers, enable the use of employee benefit plans such as the 2005 Stock Option Plan, provide for potential stock splits and dividends and for other proper business purposes. Having a limited number of shares available severely limits our flexibility and hinders our ability to raise capital, move quickly with respect to acquisition opportunities and attract and retain employees.

     By having additional shares readily available for issuance, we will be able to act expeditiously without spending the time and incurring the expense of soliciting proxies and holding special meetings of stockholders. We have no present plans, agreements, commitments or understandings for the issuance or use of these proposed additional shares of common stock.

     The Board may issue additional shares of common stock without action on your part only if the action is permissible under Nevada corporate law and the rules of Amex, on which our common stock is listed. For example, approval by the stockholders would be required by Amex rules if the issuance of shares of common stock, or securities convertible into common stock, such as the preferred stock, would result in a change of control of the Company. Amex also requires stockholder approval before the issuance of shares in private transactions equal to 20% or more of the common stock or voting power outstanding before the issuance for less than the greater of the book value or market value of the common stock and before the issuance of shares in an acquisition equal to 20% or more of the common stock or voting power outstanding before the acquisition. Exceptions to these rules may be made upon application to Amex.

     The future issuance of additional shares of common stock also could be used to block an unsolicited acquisition through the issuance of large blocks of stock to persons or entities considered by our officers and directors to be opposed to such acquisition, which might be deemed to have an anti-takeover effect (i.e., might impede the completion of a merger, tender offer or other takeover attempt). Our management and Board could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of our independent stockholders. In fact, the mere existence of such a block of authorized but unissued shares, and the Board's ability to issue such shares without stockholder approval, might deter a bidder from seeking to acquire our shares on an unfriendly basis. We have other provisions in our Amended Articles of Incorporation, Bylaws and credit agreements that could make it more difficult for a third party to acquire us. For example, our Amended Articles of Incorporation and Bylaws provide limitations on removing a director, the ability of the Board to issue preferred stock with such voting, dividend, liquidation and other terms as the Board determines, no cumulative voting for directors, special voting requirements for certain mergers and other business combinations and special procedures for calling special meetings of the stockholders, proposing matters for stockholder approval and nominating directors.

     While the authorization of additional shares of common stock alone or together with the preceding provisions may have an anti-takeover effect, the Board does not intend or view the proposed increase in authorized common stock as an anti-takeover measure, nor are we aware of any proposed transactions of this type. We have no present plans or proposals to adopt any other provisions or enter into any other arrangements that may have material anti-takeover consequences.

     BOARD RECOMMENDATION: The Board of Directors recommends that you vote "FOR" approval of Proposal 4 to amend our Amended Articles of Incorporation to increase the number of authorized shares of common stock to 50,000,000.

                                   PROPOSAL 5:

                     AMENDMENT TO THE 2005 STOCK OPTION PLAN

DESCRIPTION OF THE PLAN

     In September 2005, the Company adopted the 2005 Stock Option Plan (the "2005 Plan"). The 2005 Stock Option Plan provides for the grant of incentive stock options or non-qualified stock options to purchase shares of the Company's common stock. The Company is currently authorized to issue up to 150,000 shares of common stock under the Plan. We propose to have you approve an increase in the number of shares of common stock issuable upon the exercise of stock options granted under the Plan from 150,000 to 1,150,000 shares. The 2005 Plan is attached as Appendix A to this proxy. The Plan expires ten years after its adoption.

     Under the 2005 Plan, the Board of Directors may grant incentive stock options to purchase shares of the Company's common stock only to employees, and the Board of Directors may grant non-qualified stock options to purchase shares of the Company's common stock to directors, officers, consultants and advisers of the Company. The Board of Directors may grant options to purchase shares of the Company's common stock at prices not less than fair market value, as defined under the Plan, at the date of grant for stock options. The Board of Directors also has the authority to set exercise dates (no longer than ten years from the date of grant), payment terms and other provisions for each grant. In addition, options may be granted to persons owning more than 10% of the voting power of all classes of stock at a price no lower than 110% of the fair market value at the date of grant, as determined by the Board of Directors. Options granted under the Plan generally vest over four years at a rate of 25% after year one and then equally on a monthly basis over the next three years from the date of grant.

AMENDMENT

     On July 5, 2007 the Board of Directors voted, subject to shareholder approval, to increase the number of shares of common stock subject to options under the 2005 Plan from 150,000 to 1,150,000. The Board of Directors believes that the proposed increase is necessary in order for the Company to have sufficient flexibility to provide the amounts and types of incentives to its officers, employees, directors and consultants which are deemed necessary to encourage the Company's success.

     As of June 30, 2007, 79,000 stock options have been granted to our employees, officers, directors and consultants under the 2005 Plan, 79,000 stock options are outstanding under the 2005 Plan and 10,834 stock options are exercisable under the 2005 Plan. We also have another stock option plan that has expired, our 1996 Stock Option Plan, but, as of June 30, 2007, 163,403 stock options were still currently outstanding under the 1996 Plan, and 155,454 of those options are exercisable.

BOARD RECOMMENDATION

     The Board of Directors unanimously recommends a vote "FOR" approval of the amendment to the 2005 Stock Option Plan.

OTHER BUSINESS

     As of the date of this proxy statement, our management was not aware of any other matter to be presented at the Annual Meeting other than as set forth herein. However, if any other matters are properly brought before the Annual Meeting, the shares of our common stock represented by valid proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them. A majority vote of the shares of our common stock represented at the meeting is necessary to approve any such matters.

     INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     Except as otherwise disclosed herein, none of our directors or executive officers, no nominee for election as a director of our Company and no associate or affiliate of any of the foregoing persons has any substantial interest, direct or indirect, by way of beneficial ownership of shares or otherwise, in any matter to be acted upon at the Annual Meeting.

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table shows certain information regarding the common stock beneficially owned on July 24, 2007 (the record date) for the following persons:
(i) each stockholder we know to be the beneficial owner of 5% or more of our common stock, (ii) our directors and our executive officers named in the Summary Compensation Table (see below), and (iii) all executive officers and directors as a group. As of July 24, 2007, there were 1,778,529 shares of our common stock issued and outstanding.

                                                BENEFICIAL OWNERSHIP OF SHARES
NAME AND ADDRESS OF BENEFICIAL OWNERS* (1)      NUMBER OF SHARES       PERCENT
5% STOCKHOLDERS
Southridge Partners LP (2)                          259,425             9.99%
Executive Pavilion 90 Grove Street
Ridgefield, CT 06877

NAMED EXECUTIVES
Anthony LaPine                                      132,700(3)           7.5%
Pamela LaPine                                       132,700(4)           7.5%
Vladimir Soskov                                         500(5)            **

INDEPENDENT DIRECTORS
Mark Williams                                         1,500(6)            **
Laurence W. Murray                                    2,660(7)            **
Robert Lanz                                           3,000(6)            **

All Officers and Directors as a Group (9 Persons)   183,835(8)          10.3%
-------------

* Unless otherwise indicated, all addresses are c/o Semotus Solutions, Inc., 718 University Ave., Suite 202, Los Gatos, CA 95032.
**   Less than 1%

(1) This table is based upon information supplied by the named executive officers, directors and 5% stockholders, including filings with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in these notes and subject to the community property laws where applicable, each of the listed stockholders has sole and investment power with respect to the shares shown as beneficially owned by such stockholder. The number of shares and percentage of beneficial ownership includes shares of common stock issuable pursuant to stock options and warrants held by the person or group in question, which may be exercised or converted on July 24, 2007 or within 60 days thereafter.
(2) This information is based on a Schedule 13G filed by Southridge Partners LP with the SEC on June 12, 2006, regarding ownership as of June 7, 2006. This number includes 119,425 warrants to purchase shares of our common stock at $6.00 per share; however, pursuant to a restriction on beneficial ownership provided for in the warrant,

     Southridge Partners LP is prohibited from exercising the warrant such that it would beneficially own more than 9.99% of our common stock at any given time.

(3) Includes 51,250 shares of common stock and exercisable options to purchase 62,550 of common stock owned directly by Mr. LaPine. Also includes 150 shares of common stock and exercisable options to purchase 18,750 shares of common stock owned by Mr. LaPine's wife, Pamela LaPine, our President, as set forth below.
(4) Includes 150 shares of common stock and exercisable options to purchase 18,750 shares of common stock owned directly by Pamela LaPine. Also includes 51,250 shares of common stock and exercisable options to purchase 62,550 shares of common stock owned directly by Mrs. LaPine's husband, Anthony LaPine, our Chief Executive Officer, as set forth above.
(5)  Comprised of 500 shares of restricted common stock.
(6)  Comprised of exercisable options to purchase shares of common stock.
(7) Includes exercisable options to purchase 2,500 shares of common stock and 160 shares of common stock owned directly by Mr. Murray.
(8) Includes the shares listed above as beneficially owned by the above listed Named Executive Officers and Independent Directors, and 43,450 shares of common stock underlying currently exercisable options held by other executive officers of the Company.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended requires the Company's officers (as defined in regulations issued by the SEC) and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

     Based solely on a review of copies of such reports of ownership furnished to us and certifications from executive officers and directors, we believe that during the past fiscal year all filing requirements applicable to our directors, officers and beneficial owners of more than 10% of a registered class of our equity securities were complied with, except that a Form 5 disclosing the purchase of 150 (post-split) shares of common stock in April of 2004 for Laurence W. Murray has not yet been filed.

                        DIRECTORS AND EXECUTIVE OFFICERS

     Set forth below is certain information relating to our directors and executive officers who will continue to serve after the Annual Meeting:

NAME                     AGE   POSITION
----                     ---   --------
Anthony N. LaPine        65    Chairman of the Board and Chief Executive Officer
Pamela B. LaPine         49    President
Charles K. Dargan, II    52    Chief Financial and Accounting Officer
Taliesin Durant          36    Corporate Secretary and General Counsel
Robert Lanz (1)          65    Director
Mark Williams (2)        49    Director
Laurence W. Murray (3)   67    Director
---------

(1) Chairman of the Audit Committee; Member of the Compensation Committee and the Nominating and Corporate Governance Committee.
(2) Chairman of the Nominating and Corporate Governance Committee; Member of the Audit Committee and the Compensation Committee.
(3) Chairman of the Compensation Committee; Member of the Audit Committee and the Nominating and Corporate Governance Committee.

     There is no family relationship between any director or executive officer except that Anthony N. LaPine and Pamela B. LaPine are husband and wife. There are no known arrangements or understandings between any director or executive officer and any other person pursuant to which any of the above-named executive officers or directors was selected as an officer or director.

     Anthony N. LaPine began with the Company as President and one of our directors since June of 1996. In June of 1997 Mr. LaPine was elected Chief Executive Officer, and in August of 1997, Mr. LaPine was elected Chairman of the Board. In December of 2005 Mr. LaPine resigned from his position as President, but currently remains our Chief Executive Officer and Chairman of the Board. Mr. LaPine's career began at IBM where he served as a member of the engineering team that developed the modern disc drive. In 1969 he was recruited as one of the founders of Memorex's Equipment Group where he was instrumental in developing the floppy disc drive. After the sale of Memorex to Unisys, Mr. LaPine was recruited to re-engineer the Irwin/Olivetti Company, where he orchestrated the invention of the first removable cartridge tape backup in personal computers. Subsequently, he formed LaPine Technology, raised thirty million dollars and launched the 31/2-inch Winchester disk drive technology that is now the industry standard. Mr. LaPine then sold LaPine Technology, and formed the LaPine Group, a private investment and management-consulting firm. Mr. LaPine received a BSEE Cum Laude, from San Jose State University, an MSEE from the University of Santa Clara and an MBA from the University of San Francisco. He later became an alumnus of Stanford's Graduate School of Business through its Executive Program.

     Pamela LaPine began with the Company in 1996 and currently serves as our President. She is responsible for the sales, marketing, account management and strategic direction of the Company. Mrs. LaPine began as the Company's Director of Administration in 1996 and then moved to Vice President of Operations in 1997. In October of 1998 she moved into the position of Vice President of Marketing, and in 2000 was promoted to Executive Vice President of Sales and Marketing, and President of Financial Services. Pamela LaPine is a seasoned business professional with over 20 years of management experience in Silicon Valley high tech companies. She has extensive experience in corporate operations, finance, marketing and business development. Mrs. LaPine started her management career as Marketing Director at Digital Recording Corporation, and then transitioned to LaPine Technologies, where she was responsible for strategic planning. She has also held executive positions with Partners Petroleum and Olympiad Corporation. Mrs. LaPine did her undergraduate studies at the University of Utah.

     Charles K. Dargan, II is our Chief Financial and Accounting Officer. Mr. Dargan was on the Board from March 1999 to July 2002; he resigned as a member of the Board effective as of July 31, 2002. Mr. Dargan was the Executive Vice President of Operations and Administration for the Company from April 2000 to January 2001, at which time Mr. Dargan became our Chief Financial and Accounting Officer. Mr. Dargan is also currently the principal / owner of CFO911, an accounting and finance company. Prior to joining Semotus, Mr. Dargan served as a Managing Director of Corporate Finance for The Seidler Companies Incorporated, a private brokerage, investment banking and public finance firm. In addition, he was a partner and Chief Financial Officer of the investment banking firm of Ambient Capital, was a Managing Director of Corporate Finance at L.H. Friend, Weinress, Frankson & Presson, Inc., and a First Vice President at Drexel Burnham Lambert, Incorporated. His accounting and financial industry experience has made him an expert in public and private debt and equity finance, mergers and acquisitions and financial management of and planning for emerging growth companies. Mr. Dargan graduated from the University of Southern California with an MBA and an MS in Finance, and possesses an A.B. in Government and Economics from Dartmouth College. He also holds accounting and finance industry certifications of Chartered Financial Analyst (CFA) and Certified Public Accountant (CPA).

     Taliesin (Tali) Durant joined the Company in August 1999 and has been our Corporate Secretary and in-house counsel since January 2000. Ms. Durant provides legal counsel for all of our corporate, financial and business matters. She also plays a crucial role in the Company's business development and merger and acquisition strategy. Ms. Durant possesses expertise in a number of business and legal disciplines, including those related to mergers and acquisitions, technology licensing, and software development and service contracts. Further, she is experienced in providing legal counsel in the areas of small business development, securities law matters and intellectual property safeguards. Ms. Durant is a member of the California State Bar Association, having earned a Juris Doctor degree at Northwestern School of Law at Lewis and Clark College. While completing her final year of law school at Santa Clara University School of Law, Ms. Durant received the Cali Excellence for the Future Award for excellent achievement in the study of technology licensing. Ms. Durant also earned a Bachelor of Arts in Economics from Connecticut College.

     Robert Lanz has served on our Board and as Chairman of our Audit Committee since November of 2001. Mr. Lanz has over 35 years of accounting and management experience. Mr. Lanz is Managing Director of the Silicon

Valley office of The Financial Valuation Group, a business valuation consulting and litigation services firm, Managing Partner of RAMP Partners, LLC, an accounting and financial management consulting firm, and Senior Advisor to CBIZ Northern California, an accounting and consulting firm. Mr. Lanz is a certified public accountant and a graduate of UCLA. From 1998 to 2000, he was an audit and business advisory partner with BDO Seidman, LLP, an international accounting and consulting firm, and Meredith, Cardozo, Lanz & Chiu, LLP. Mr. Lanz previously retired from KPMG LLP, after a 27-year career with that firm, where he was an audit and SEC reviewing partner. He has also served as chief financial officer of public and private companies, including a successful IPO.

     Mark Williams joined our Board on August 1, 2002. Mr. Williams has over 20 years of accounting and management experience. Mr. Williams is currently a self employed certified public accountant in the area of income tax. From 2000 to 2002 Mr. Williams was CFO and a General Partner of University Technology Ventures. Previously, from 1990 to 2000, he was a Partner at Ruzzo, Scholl and Murphy Accountancy Corporation. For eight years before that, Mr. Williams was a tax manager at Price Waterhouse. Mr. Williams is a member of the American Institute of Certified Public Accountants. Mr. Williams filed a Chapter 7 petition under the federal bankruptcy laws on September 29, 2004, which was discharged on December 29, 2004.

     Laurence W. Murray joined our Board on November 19, 2002. Mr. Murray has over 30 years of experience in finance, accounting and management. Currently, Mr. Murray is a professor of finance and international business at the University of San Francisco, as well as a consultant, specializing in corporate planning and financial strategy. Mr. Murray is also an adjunct professor of international business at the University of California, Berkeley. Mr. Murray holds a Ph.D. in economics and finance from Clark University, a M.S. in economics from the University of Missouri, and a B.A. in business from the University of Northern Iowa.

MEETINGS OF THE BOARD OF DIRECTORS AND BOARD COMMITTEES.

     The Board currently consists of four members. The Board held four (4) meetings during fiscal year 2007, and executed 16 unanimous consents in lieu of holding directors' meetings. Each of the directors appointed at that time attended all meetings of the Board. During fiscal year 2007, the non-management directors have met in executive sessions without the presence of management as required from time to time.

     Our Board has not adopted a formal policy regarding directors' attendance at our annual meeting of the stockholders. However, our directors are strongly encouraged to attend the Annual Meeting. All of our directors attended our 2006 Annual Meeting.

     The standing committees of the Board include an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee was formed in November of 2003. All members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent directors as such term is defined in the applicable listing standards imposed by the American Stock Exchange.

     AUDIT COMMITTEE. The Audit Committee currently consists of Messrs. Lanz, Williams and Murray, with Mr. Lanz as its chairman. Mr. Lanz was elected to the Board and to the Audit Committee in November of 2001. The Board has considered whether the members of the Audit Committee satisfy the additional "independence" and "financial literacy" requirements for Audit Committee members as set forth in the Item 7(d)(3)(iv) of Schedule 14A and as adopted in the applicable listing standards imposed by the American Stock Exchange. The Board has concluded that all current members of the Audit Committee satisfy these heightened independence requirements. The Board has also determined that Mr. Lanz is an audit committee financial expert and is independent of management, as required under Section 407 of the Sarbanes-Oxley Act of 2002. The Board believes that Mr. Lanz is qualified to be an "audit committee financial expert".

     The Audit Committee's responsibilities are described in a written charter adopted by the Board of Directors. The Audit Committee Charter was amended in fiscal year 2005. The Audit Committee serves as the representative of the Board for the general oversight of our affairs in the area of financial accounting and reporting, and its underlying internal controls. The Audit Committee makes recommendations to the Board concerning the engagement of independent accountants; reviews with the independent accountants the plans, scope and results of the audit engagement; approves professional services provided by the independent accountants; considers the range of audit and non-audit fees; verifies that auditors are independent of management and are objective in their findings; reviews the annual CPA audit and recommendations of internal controls and related management responses; reviews the audit reports with management and the auditor; oversees the internal audit function and the accounting and financial reporting processes of our company; and monitors management's efforts to correct deficiencies described in any audit examination.

     The Audit Committee has also established procedures for (i) the receipt, retention and treatment of complaints received by our company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by employees of our company concerns regarding questionable accounting or auditing matters.

     The Audit Committee held a total of five meetings during fiscal year 2007, which were attended by all of the Audit Committee members appointed at that time, except Laurence Murray who missed two audit committee meetings. A report of the Audit Committee which discusses the activities of the Audit Committee in more detail can be found on page __ of this proxy statement. The Audit Committee Charter, as amended, is available on our website at www.semotus.com, the content of which website is not incorporated by reference into, or considered a part of, this document.

     COMPENSATION COMMITTEE. The Compensation Committee currently consists of Messrs. Lanz, Williams and Murray, with Mr. Murray as its chairman. All members of the Compensation Committee are independent directors, as defined under the applicable listing standards imposed by the American Stock Exchange. The Compensation Committee determines the compensation of senior executive officers (such as the Chief Executive Officer and Chief Financial Officer), subject, if the Board so directs, to the Board's further ratification of the compensation; determines the compensation for other officers or delegates such determinations to the chief executive officer; grants options, stock or other equity interests under our stock option or other equity-based incentive plans; and administers those plans and, where such plans specify, our other employee benefit plans.

     The Compensation Committee held one meeting during fiscal year 2007. A copy of the Charter of the Compensation Committee, which became effective in February of 2003, is available on our website at www.semotus.com, the content of which website is not incorporated by reference into, or considered a part of, this document.

     NOMINATING AND CORPORATE GOVERNANCE COMMITTEE. The Nominating and Corporate Governance Committee was formed in November of 2003. The Nominating and Corporate Governance Committee currently consists of Messrs. Lanz, Williams and Murray, with Mr. Williams as its chairman. All members of the Nominating and Corporate Governance Committee are independent directors, as defined under the applicable listing standards imposed by the American Stock Exchange.

     The Nominating and Corporate Governance Committee assists the Board in identifying qualified individuals to become board members, in determining the composition of the board of directors and its committees, in monitoring a process to assess board effectiveness and in developing and implementing the Company's corporate governance guidelines.

     The Nominating and Corporate Governance Committee held one meeting during fiscal year 2007. A copy of the Charter of the Nominating and Corporate Governance Committee, which became effective in November of 2003, is available on our website at www.semotus.com, the content of which website is not incorporated by reference into, or considered a part of, this document.

DIRECTOR NOMINEE CRITERIA AND PROCESS

     The Nominating and Corporate Governance Committee is responsible for reviewing and recommending nominees to the Board, which is responsible for approving director candidates for nomination by the Board. The Nominating and Corporate Governance Committee unanimously recommended the nominees for election to the Board for the 2007 Annual Meeting. The Committee's objective, pursuant to its charter, is to assist the Board in identifying qualified individuals to become Board members, in determining the composition of the Board and its committees, in monitoring a process to assess Board effectiveness and in developing and implementing our corporate governance guidelines.

     In considering director candidates, the Committee will consider, among other things, those individuals who have the highest personal and professional integrity, who shall have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the stockholders. Our Nominating and Corporate Governance Committee did not pay a third party to identify or evaluate potential nominees in fiscal 2007 or with respect to the current slate. However, the Committee will take suggestions from many sources, including, but not limited to, stockholders or third-party search firms.

STOCKHOLDER NOMINATIONS FOR DIRECTORS

     Our stockholders may submit candidates for consideration as director nominees. All candidate submissions must comply with the requirements of our certificate of incorporation and bylaws, as well as the requirements of the Securities Exchange Act of 1934. Our Bylaws contain certain time limitations and procedures for stockholder nominations of directors. Any stockholder who intends to bring before an annual meeting of stockholders any nomination for director shall deliver a written notice to the Secretary of our company setting forth specified information with respect to the stockholder and additional information as would be required under Regulation 14A under the Exchange Act and Rule 14a-8 for a proxy statement used to solicit proxies for such nominee. In general, the notice must be delivered not less than one hundred and twenty (120) days prior to the first anniversary of the preceding year's mailing date of the annual meeting's proxy statement.

DIRECTOR COMPENSATION

     Except for discretionary grants of stock options, our directors are not compensated for their services as directors. Directors who are employees are eligible to participate in our equity incentive plan. In fiscal year 2006, we did not grant any additional options to any directors.

     The following table summarizes data concerning the compensation of our directors for the fiscal year ended March 31, 2007.

                              DIRECTOR COMPENSATION

                  FEES                                      NONQUALIFIED
                 FARNED                       NON-EQUITY      DEFERRED
                 OR PAID  STOCK    OPTION  INCENTIVE PLAN  COMPENSATION    ALL OTHER
                 IN CASH  AWARDS   AWARDS   COMPENSATION     EARNINGS    COMPENSATION  TOTAL
    NAME           ($)     ($)      (S)         ($)            (S)           ($)        ($)
---------------------------------------------------------------------------------------------
Robert Lanz         -        -   14,533(1)       -              -             -       14,533
                    -        -       -           -              -             -           -
Mark Williams   9,000(2)     -    7,983(3)       -              -             -       16,983
                    -        -       -           -              -             -           -
Laurence Murray     -        -    9,819(4)       -              -             -        9,819
                    -        -       -           -              -             -           -

(1) Includes the following options to purchase shares of our common stock under our 1996 Stock Option Plan and our 2005 Stock Option Plan (post 1 for 20 reverse split that went effective on July 23, 2007): 500 options exercisable at $3.00 per share granted on June 3, 1997 (and repriced on October 23, 2002), 500 options exercisable at $3.00 per share granted on November 5, 2001 (and repriced on October 23, 2002), 1,500 options exercisable at $2.80 per share granted on February 24, 2003, 500 options exercisable at $4.80 per share granted on November 5, 2004 and 4,250 options granted on March 30, 2007 which will be exercisable at $2.20 per share as of September 30, 2007, for a total of 7,250 options.

(2) Includes $2,500 in fees paid for services related to the filing of our corporate state and federal income tax returns, and $6,500 in fees earned for services related to the filing of our corporate state and federal income tax returns.
(3) Includes the following options to purchase shares of our common stock under our 1996 Stock Option Plan and our 2005 Stock Option Plan (post 1 for 20 reverse split that went effective on July 23, 2007): 500 options exercisable at $3.00 per share granted on August 1, 2002 (and repriced on October 23, 2002), 500 options exercisable at $2.40 per share granted on April 1, 2003, 500 options exercisable at $4.80 per share granted on November 5, 2004, and 2,500 options granted on March 30, 2007 which will be exercisable at $2.20 per share as of September 30, 2007, for a total of 4,000 options.
(4) Includes the following options to purchase shares of our common stock under our 1996 Stock Option Plan and our 2005 Stock Option Plan (post 1 for 20 reverse split that went effective on July 23, 2007): 500 options exercisable at $3.40 per share granted on November 19, 2002, 500 options exercisable at $2.80 per share granted on February 24, 2003, 500 options exercisable at $4.80 per share granted on November 5, 2004, 1,000 options exercisable at $3.80 per share granted on June 1, 2006, and 1,750 options granted on March 30, 2007 which will be exercisable at $2.20 per share as of September 30, 2007, for a total of 4,250 options.


                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

     The following table summarizes the total compensation paid to, earned or received by our Named Executive Officers, who are the Chief Executive Officer and our four other most highly compensated executive officers during the last three fiscal years ending March 31, 2007, 2006 and 2005.

                           SUMMARY COMPENSATION TABLE

                                                                  NON-EQUITY   NONQUALIFIED
                                                                  INCENTIVE     DEFERRED
   NAME AND                                   STOCK      OPTION   PLAN         COMPENSATION   ALL OTHER
   PRINCIPAL            SALARY      BONUS     AWARDS     AWARDS   COMPENSATION  EARNINGS     COMPENSATION
   POSITION      YEAR    ($)         ($)       ($)        ($)        ($)          ($)             ($)       TOTAL($)
   --------      ----   -------     -----     ------     ------   ------------  --------     ------------   --------
Anthony          2007   216,000      --        --          --         --           --          15,392(1)    235,392
LaPine,
Chairman and     2006   234,000      --        --          --         --           --          15,392(1)    249,392
Chief
Executive        2005   216,000      --        --          --         --           --          15,341(2)    231,341
Officer

Pamela LaPine,   2007   138,800      --        --          --         --           --          12,000(3)    150,800
President
                 2006   120,800      --        --          --         --           --          12,000(3)    132,800

                 2005   112,050      --        --          --         --           --          11,969(3)    124,019

Vladimir         2007   111,779   10,000  1,800(4)    9,900(5)        --           --                --     133,479
Soskov, Chief
Technical        2006   117,509       --       --    19,600(5)        --           --                --     137,109
Officer
                 2005        --       --       --          --         --           --                --         --

1. Represents company-paid life insurance premiums of $3,392 and an automobile allowance of $12,000.

2. Represents company-paid life insurance premiums of $3,392 and an automobile allowance of $11,949.

3.   Represents automobile allowances and/or mileage reimbursements.

4. On June 23, 2006, we issued 500 shares of restricted common stock to Mr. Soskov. On June 23, 2006, these shares had a value of $1,800, based on the closing price of our common stock of $3.60 per share on the date of grant, as reported by Amex (post 1 for 20 reverse split that went effective on July 23, 2007).

5. On October 16, 2006, we granted Vladimir Soskov 5,000 options to purchase shares of our common stock under our 2005 Stock Option Plan at a price of $2.80/share. On June 23, 2005 we granted Vladimir Soskov 3,500 warrants to purchase shares of our common stock at a price of $7.80/share (post 1 for 20 reverse split that went effective on July 23, 2007). All options and warrants have expired as of June 27, 2007 due to the fact that Mr. Soskov resigned on March 27, 2007.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE

     Anthony N. LaPine became the Company's Chairman, President and Chief Executive Officer on May 1, 1996. Mr. LaPine resigned from his position as President on December 14, 2005, but remains the Company's Chairman and Chief Executive Officer. In connection with his employment, the Company entered into a three year employment agreement with Mr. LaPine on May 1, 1996, which has automatically renewed for additional one year periods until May 1, 2007. Under this employment agreement, Mr. LaPine is entitled to a base salary at the rate of $240,000 per year, plus discretionary increases in accordance in conformity with the Company's standard review procedure. As of March 31, 2006 and for the fiscal year ended March 31, 2007, Mr. LaPine took a voluntary pay reduction of $24,000 in his base salary, so that his annual base salary was $216,000. Mr. LaPine also receives a car allowance in the amount of $1,000 per month. Mr. LaPine is eligible for an annual bonus at a target of 50% of base salary, with the actual amount of bonus paid to be determined by the Committee in its sole discretion, based upon such factors and performance goals as the Committee deems appropriate. The Committee has agreed that no bonuses would be paid to Mr. LaPine until the Company has turned profitable for a reasonable period of time and the Committee agrees to the amount of the bonus. Therefore, Mr. LaPine did not receive a bonus for the fiscal year ended March 31, 2007. During fiscal year 2007, Mr. LaPine was not granted any additional stock options or other long term incentive compensation. If the Company terminates Mr. LaPine's employment for any reason other than for cause or disability, or if Mr. LaPine terminates his employment for good reason, as defined in his employment agreement, the Company shall continue payments of his base salary and maintain his existing insurance benefits for the duration of the annual renewal term of his employment agreement.

     Effective July 15, 2007, the Compensation Committee agreed that the Company should terminate the existing employment agreement with Mr. LaPine and enter into a new employment agreement with Mr. LaPine for a term of three years. Under this new employment agreement, Mr. LaPine is entitled to a base salary of $240,000 per year, plus discretionary increases in accordance in conformity with the Company's standard review procedure. However, Mr. LaPine's previous voluntary decrease of $24,000 annually in compensation will continue with the same voluntary decrease in his annual salary under the new employment agreement so that Mr. LaPine will continue to be compensated at an annual salary of $216,000. Mr. LaPine also receives a car allowance in the amount of $1,000 per month. Mr. LaPine is eligible for an annual bonus, with the actual amount of bonus paid to be determined by the Committee in its sole discretion, based upon such factors and performance goals as the Committee deems appropriate. If Mr. LaPine's employment is terminated by the Company without cause or by Mr. LaPine for good reason as provided in the Agreement, or if the Company is acquired or dissolves and a new employment agreement satisfactory to Mr. LaPine cannot be reached, all stock and stock options of the Company then owned by Mr. LaPine which are unvested shall become immediately fully vested, and the Company shall pay to Mr. LaPine severance pay equal to the remaining years and/or months of his then current base salary that are due, based on a three year agreement term.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (post 1 for 20 reverse split that went effective on July 23, 2007):

                                      Option Awards                                      Stock Awards
              ------------------------------------------------------------- ------------------------------------------

                                                                                                             Equity
                                                                                                            Incentive
                                                                                                 Equity       Plan
                                                                                                Incentive    Awards:
                                                                                      Market      Plan      Market or
                                                                                      Value      Awards:     Payout
                                                                             Number     of      Number of   Value of
                                                                               of     Shares    Unearned    Unearned
                                           Incentive                         Shares,  or Units   Shares,     Shares,
                                          Plan Awards:                      or Units    of      Units or    Units or
               Number of    Securities     Number of                        of Stock  Stock     Other       Other
               Securities   Underlying     Securities                         That     That     Rights      Rights
               Underlying   Unexercised    Underlying   Option                Have     Have     That Have   That Have
               Unexercised  Unearned       Unexercised  Exercise   Option     Not      Not       Not         Not
               Options(#)   Options(#)      Unearned    Price    Expiration  Vested   Vested    Vested      Vested
    Name       Exercisable Unexercisable   Options(#)    ($)        Date       ($)      (#)       (#)         (#)
---------------------------------------------------------------------------- -----------------------------------------
Anthony Lapine    18,500        --             --        3.40    01/12/2010     --       --        --          --
                  15,000        --             --        3.40    03/05/2011     --       --        --          --
                   4,050        --             --        3.40    05/16/2012     --       --        --          --
                  20,000        --             --        7.00    05/16/2013     --       --        --          --
                   5,000        --             --        8.20    07/24/2013     --       --        --          --

Pam Lapine         2,500        --             --        3.40    01/12/2010     --       --        --          --
                   2,500        --             --        3.40    12/27/2010     --       --        --          --
                  10,000        --             --        3.40    03/05/2011     --       --        --          --
                   1,750        --             --        3.40    05/16/2012     --       --        --          --
                   2,000        --             --        8.20    07/24/2013     --       --        --          --

Vladimir              --     5,000             --        2.80    10/17/2016     --       --        --          --
Soskov (1)         3,500        --             --        7.80    06/23/2015     --       --        --          --


1. All options and warrants granted to Mr. Soskov have expired as of June 27, 2007 due to the fact that Mr. Soskov resigned on March 27, 2007.

STOCK OPTION PLANS

     We currently have two authorized stock option plans, the 1996 Stock Option Plan, as amended, which terminated in June of 2006, and the 2005 Stock Option Plan, which will terminate in July of 2015. Descriptions of the two Stock Option Plans are located under Footnote 11 of our Annual Report on Form 10-KSB, a copy of which is included with this proxy statement.

SUMMARY INFORMATION CONCERNING STOCK OPTION PLANS

     The following table sets forth certain information relating to our stock option plans as of March 31, 2007 (post 1 for 20 reverse split that went effective on July 23, 2007):

                      EQUITY COMPENSATION PLAN INFORMATION
--------------------------------------------------------------------------------------------------------
                                                                                          NUMBER OF
                                                                                          SECURITIES
                                                                                          REMAINING
                                                                                         AVAILABLE FOR
                                                                                        FUTURE ISSUANCE
                                                                                         UNDER EQUITY
                                                                                         COMPENSATION
                                              NUMBER OF SECURITIES   WEIGHTED-AVERAGE  PLANS (EXCLUDING
                                                TO BE ISSUED UPON     EXERCISE PRICE      SECURITIES
                                                   EXERCISE OF        OF OUTSTANDING     REFLECTED IN
                                               OUTSTANDING OPTIONS       OPTIONS          COLUMN (A))
PLAN CATEGORY                   PLAN NAME              (A)                  (B)               (C)
---------------------------  ---------------  --------------------  ----------------  ------------------
Equity Compensation plans
approved by security         The 1996 Stock
holders                      Option Plan             168,132             $  5.40                --
---------------------------  ---------------  --------------------  ----------------  ------------------
                             The 2005 Stock
                             Option Plan              65,355             $  2.60             84,645
---------------------------  ---------------  --------------------  ----------------  ------------------

Clickmarks Warrants(1)              --                15,000             $  7.80               --
---------------------------  ---------------  --------------------  ----------------  ------------------

---------------------------  ---------------  --------------------  ----------------  ------------------
TOTAL                                                248,487             $  4.60             84,645
--------------------------------------------------------------------------------------------------------

(1) As part of the acquisition of Clickmarks, Inc., various Clickmarks employees were retained by our Company. As a hiring and retention incentive, in lieu of issuing stock options under the Company's stock option plan, we issued warrants to this group of employees to purchase up to a total of 50,000 shares of our common stock at an exercise price of $7.80 per share, which was the closing price of our common stock on June 23, 2005, the date the acquisition closed and their date of hire, vesting over a one year period and having a ten year term. 35,000 of these warrants have expired as of March 31, 2007 due to resignations and/or terminations from employment.

INDEBTEDNESS OF DIRECTORS, OFFICERS AND OTHERS

     Our directors, senior officers, and their associates were not indebted to us or to any of our subsidiaries at any time since the beginning of our last completed fiscal year.

EMPLOYMENT AGREEMENTS

     The Company entered into a three-year employment agreement with Anthony LaPine, our CEO, which became effective on May 1, 1996, and was extended to May 1, 2005. The agreement automatically renews for one year terms unless notice is provided by either party. As of May 1, 2006, no notice had been given by either party, and therefore, the agreement has automatically renewed for an additional one year term ending May 1, 2007. According to the agreement, Mr. LaPine receives a base salary of $240,000 per year, plus discretionary increases in conformity with the Company's standard review procedure. However, on May 1, 2002, Mr. LaPine voluntarily, along with all other employees with an annual salary of $50,000 or greater, took a ten percent salary reduction. As of June 15, 2005 his base salary was re-instated. However, as of March 31, 2006 Mr. LaPine took a voluntary salary reduction in the amount of $24,000 per year. Mr. LaPine is also given a car allowance that is not to exceed $1,000 a month. Mr. LaPine receives health, dental and vision insurance, but contributes the same percentage towards the monthly premium as all of our employees. If we terminate Mr. LaPine's employment agreement prior to the end of the current term for reasons other than disability, or if Mr. LaPine terminates the agreement for "good reason" as defined in the agreement, we are required to continue paying the salary and other benefits for the duration of the term of the agreement.

     Effective July 15, 2007, the Compensation Committee agreed that the Company should terminate the existing employment agreement with Mr. LaPine and enter into a new employment agreement with Mr. LaPine for a term of three years. Under this new employment agreement, Mr. LaPine is entitled to a base salary of $240,000 per year, plus discretionary increases in accordance in conformity with the Company's standard review procedure. However, Mr. LaPine's previous voluntary decrease of $24,000 annually in compensation will continue with the same voluntary decrease in his annual salary under the new employment agreement so that Mr. LaPine will continue to be compensated at an annual salary of $216,000. Mr. LaPine also receives a car allowance in the amount of $1,000 per month. Mr. LaPine is eligible for an annual bonus, with the actual amount of bonus paid to be determined by the Committee in its sole discretion, based upon such factors and performance goals as the Committee deems appropriate. If Mr. LaPine's employment is terminated by the Company without cause or by Mr. LaPine for good reason as provided in the Agreement, or if the Company is acquired or dissolves and a new employment agreement satisfactory to Mr. LaPine cannot be reached, all stock and stock options of the Company then owned by Mr. LaPine which are unvested shall become immediately fully vested, and the Company shall pay to Mr. LaPine severance pay equal to the remaining years and/or months of his then current base salary that are due, based on a three year agreement term.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Effective May 1, 1996, the Company entered into a three year employment agreement with our Chief Executive Officer, Anthony LaPine. This agreement was extended to May 1, 2004. The agreement automatically renews for one year terms unless notice is provided by either party. As of May 1, 2006, no notice had been given by either party, and therefore, the agreement automatically renewed for an additional one year term ending May 1, 2007.

     Effective July 15, 2007, the Compensation Committee agreed that the Company should terminate the existing employment agreement with Mr. LaPine and enter into a new employment agreement with Mr. LaPine for a term of three years. Under this new employment agreement, Mr. LaPine is entitled to a base salary of $240,000 per year, plus discretionary increases in accordance in conformity with the Company's standard review procedure. However, Mr. LaPine's previous voluntary decrease of $24,000 annually in compensation will continue with the same voluntary decrease in his annual salary under the new employment agreement so that Mr. LaPine will continue to be compensated at an annual salary of $216,000. Mr. LaPine also receives a car allowance in the amount of $1,000 per month. Mr. LaPine is eligible for an annual bonus, with the actual amount of bonus paid to be determined by the Committee in its sole discretion, based upon such factors and performance goals as the Committee deems appropriate. If Mr. LaPine's employment is terminated by the Company without cause or by Mr. LaPine for good reason as provided in the Agreement, or if the Company is acquired or dissolves and a new employment agreement satisfactory to Mr. LaPine cannot be reached, all stock and stock options of the Company then owned by Mr. LaPine which are unvested shall become immediately fully vested, and the Company shall pay to Mr. LaPine severance pay equal to the remaining years and/or months of his then current base salary that are due, based on a three year agreement term.

     Effective January 2005 we entered into an independent contractor agreement with a company located in Pakistan to provide us with certain engineering services. This Pakistani company is partially owned by Mr. Umair Khan, who was our Chief Operating Officer from December 14, 2005 to May 5, 2006 and who was the Chairman and President of Clickmarks, Inc., one of our wholly owned subsidiaries, from 1999 until May 5, 2006. Mr. Khan is currently on our Advisory Board and as of June 30, 2007 holds 81,000 shares of our restricted common stock.

                             AUDIT COMMITTEE REPORT

     At the time of this Report, the Audit Committee of the Board consists of three directors who are not employees of the Company or any of its subsidiaries. The Board believes that all the members of our Committee are "independent directors" as defined under applicable listing standards imposed by the American Stock Exchange.

     The Board has modified its written Audit Committee Charter. A copy of the revised Charter is attached as Attachment A.

     Our Committee has met and held discussions with management and the independent auditors at the time of such meeting, LL Bradford & Company, LLC. As a part of this process, we have:

     o reviewed and discussed the audited financial statements with management,

     o discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), and

     o received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the independent auditors their independence.

     Based on the review and discussions referred to above, our committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2007, for filing with the SEC.

                    Audit Committee Of The Board Of Directors

/s/ Robert Lanz
----------------------
Robert Lanz
CHAIRMAN

/s/ Mark Williams
----------------------
Mark Williams

/s/ Laurence W. Murray
----------------------
Laurence W. Murray

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

The Compensation Committee of the Board of Directors (the "Committee") is made up entirely of independent, non-employee Directors. The Committee is responsible for reviewing and approving base salaries, bonuses, long-term incentives and other compensation for Company Directors and executive officers. In meeting this responsibility, the Committee's policy is to ensure that executive compensation is appropriately competitive in the attraction and retention of talented leaders, and is linked closely to individual performance, Company performance, and increases in Semotus shareholder value.

After the end of each year, the Committee asks the Chief Executive Officer ("CEO") to present the current and proposed compensation plan, along with supporting competitive market data, for each executive officer. After discussion with the CEO about the individual performance of each executive and other highly compensated employees, individual compensation plans are approved and established. The Committee meets in Executive Session to review similar information on the CEO (who is absent from this portion of the meeting). The Committee monitors the performance of the CEO and other executive officers throughout the year, and has final responsibility for determining their compensation levels.

The Company's executive compensation program also takes into account the compensation practices of companies with whom Semotus competes for executive talent. Semotus' policy is to manage overall executive compensation at the median level relative to companies with which we compete for executive talent, with appropriate variation for high-performing individuals and Company performance.


Executive employee compensation has three components: base salary, performance award (bonus), and long-term incentives, each explained more fully below.

BASE SALARIES

Base salaries for all Semotus employees - including the Company's top executives
- are based upon an evaluation of their responsibilities, an assessment of their performance, and market comparisons from compensation surveys. Average salaries for each employee group are managed such that they fall within the median range of the competing market, in order to ensure Semotus' ability to attract and retain a talented workforce. Changes in base salary for the executives named in the Proxy Statement compensation tables, as well as for all Semotus employees, depend upon projected changes in the external market as well as the individual's contributions to Semotus' corporate performance.

Each executive's base salary is initially determined with reference to competitive pay practices and is dependent upon the executive's level of responsibility and experience. The Committee uses its discretion, rather than a formal weighting system, to evaluate these factors and to determine individual base salary levels. Thereafter, base salaries are reviewed periodically, and increases, or decreases, are made based on the Committee's subjective assessment of individual performance, as well as the factors discussed above.

PERFORMANCE AWARDS (BONUSES)

The Committee has the discretion to determine the conditions (including corporate financial results and individual performance objectives) applicable to annual performance award payments and the amounts of such awards. Because the Company did not meet the financial objectives established for the year, the Committee made no bonus awards to any executive officers or other highly compensated employees.

LONG-TERM INCENTIVE COMPENSATION

In fiscal year 2007, long-term incentive compensation for senior executives, including the officers of the Company, consisted of the continued vesting of outstanding grants of existing stock options granted under the Company's Stock Option Plans as well as some grants of additional stock options to certain executives whose retention and services are critical to the Company. These stock options have either a two, three or four-year pro-rata vesting period to encourage retention of key executives and to provide a longer-term focus towards creation of shareholder value. The exercise price of these options was the fair market value on the grant date, or reprice date, as applicable. As a result, executives receive future gains from these options only to the extent the price of Semotus stock increases. The entire Board of Directors of the Company approves long-term incentive compensation awards after evaluating the contribution of each executive to the Company's long-term performance and the impact of each executive's position on the organization.

Additionally, every employee at Semotus below the executive officer level has been awarded one or more stock option grants under the Company's broad-based stock option program. This plan is a vital element of the Company's drive to develop and motivate employees who will sustain Semotus' long-term performance. The Committee believes that the performance of all of its employees will contribute significantly to the Company's future success.

COMPENSATION OF THE CEO

Anthony N. LaPine became the Company's Chairman, President and Chief Executive Officer on May 1, 1996. Mr. LaPine resigned from his position as President on December 14, 2005, but remains the Company's Chairman and Chief Executive Officer. In connection with his employment, the Company entered into a three year employment agreement with Mr. LaPine on May 1, 1996, which has automatically renewed for additional one year periods until May 1, 2007. Under this employment agreement, Mr. LaPine is entitled to a base salary at the rate of $240,000 per year, plus discretionary increases in accordance in conformity with the Company's standard review procedure. As of March 31, 2006 and for the fiscal year ended March 31, 2007, Mr. LaPine took a voluntary pay reduction of $24,000 in his base salary, so that his annual base salary was $216,000. Mr. LaPine also receives a car allowance in the amount of $1,000 per month. Mr. LaPine is eligible for an annual bonus at a target of 50% of base salary, with the actual amount of bonus paid to be determined by the Committee in its sole discretion, based upon such factors and performance goals as the Committee deems appropriate. The Committee has agreed that no bonuses would be paid to Mr. LaPine until the Company has turned profitable for a reasonable period of time and the Committee agrees to the amount of the bonus. Therefore, Mr. LaPine did not receive a bonus for the fiscal year ended March 31, 2007. During fiscal year 2007, Mr. LaPine was not granted any additional stock options or other long term incentive compensation. If the Company terminates Mr. LaPine's employment for any reason other than for cause or disability, or if Mr. LaPine terminates his employment for good reason, as defined in his employment agreement, the Company shall continue payments of his base salary and maintain his existing insurance benefits for the duration of the annual renewal term of his employment agreement.

Effective July 15, 2007, the Committee has agreed that the Company should terminate the existing employment agreement with Mr. LaPine and enter into a new employment agreement with Mr. LaPine for a term of three years. Under this new employment agreement, Mr. LaPine is entitled to a base salary of $240,000 per year, plus discretionary increases in accordance in conformity with the Company's standard review procedure. However, Mr. LaPine's previous voluntary decrease of $24,000 annually in compensation will continue with the same voluntary decrease in his annual salary under the new employment agreement so that Mr. LaPine will continue to be compensated at an annual salary of $216,000. Mr. LaPine also receives a car allowance in the amount of $1,000 per month. Mr. LaPine is eligible for an annual bonus, with the actual amount of bonus paid to be determined by the Committee in its sole discretion, based upon such factors and performance goals as the Committee deems appropriate. If Mr. LaPine's employment is terminated by the Company without cause or by Mr. LaPIne for good reason as provided in the Agreement, or if the Company is acquired or dissolves and a new employment agreement satisfactory to Mr. LaPine cannot be reached, all stock and stock options of the Company then owned by Mr. LaPine which are unvested shall become immediately fully vested, and the Company shall pay to Mr. LaPine severance pay equal to the remaining years and/or months of his then current base salary that are due, based on a three year agreement term.

COMPENSATION OF THE PRESIDENT

Effective as of December 14, 2005, the Company appointed Pamela LaPine as its President. Ms. LaPine has been the Company's Executive Vice President since 2000. During the fiscal year 2007, her annual base salary was $144,800. Ms. LaPine also receives a car allowance in the amount of $1,000 per month. Ms. LaPine is eligible for an annual bonus, the amount of which will be determined by the Committee in its sole discretion, based upon such factors and performance goals as the Committee deems appropriate. The Committee has agreed that no bonuses would be paid to Mrs. LaPine until the Company turns profitable for a reasonable period of time. Therefore, Ms. LaPine did not receive a bonus for the fiscal year ended March 31, 2007. During fiscal year 2007, Ms. LaPine was not granted any additional stock options or other long term incentive compensation. Ms. LaPine is an at will employee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal year 2007, there were no Compensation Committee interlocks and no participation in Compensation Committee decisions that were required to be reported under the rules and regulations of the Securities and Exchange Act of 1934, as amended.

The foregoing report on executive compensation is provided by the following non-employee directors, who constituted the Compensation Committee during fiscal year 2007:

Laurence Murray; Chairman

Robert Lanz;

Mark Williams

       INFORMATION REGARDING THE FEES PAID TO L.L. BRADFORD & COMPANY, LLC
                  DURING THE YEAR ENDING MARCH 31, 2006 & 2007

AUDIT FEES

     The aggregate fees billed for professional services rendered to our Company by L.L. Bradford & Company, LLC for the years ended March 31, 2006 and 2007 were:

                                                    2006       2007
            ------------------------------------ ---------- ----------
            Audit fees                            $ 36,000   $ 36,000
            ------------------------------------ ---------- ----------
            Audit-related fees:
            ------------------------------------ ---------- ----------
               SEC filings review and consent           --         --
            ------------------------------------ ---------- ----------
            Total audit and audit-related fees    $ 36,000   $ 36,000
            ------------------------------------ ---------- ----------
            Tax fees                                    --         --
            ------------------------------------ ---------- ----------
            All other fees                              --         --
            ------------------------------------ ---------- ----------

            ------------------------------------ ---------- ----------
            Total fees                            $ 36,000   $ 36,000
            ----------------------------------------------------------

     The aggregate fees billed for all audit-related services rendered by L.L. Bradford & Company, LLC for the years ended March 31, 2006 and 2007 (see chart above under heading "Audit-related fees") related to the review of various SEC filings and correspondence, such as Form S-3s. No other professional services were rendered or fees were billed by L.L. Bradford & Company, LLC for the most recent fiscal year or for the year ending March 31, 2006.

     The Audit Committee has adopted policies and procedures for the pre-approval of the above fees. All requests for services to be provided by the Company's independent accountants are submitted to the Audit Committee. Requests for all non-audit related services require pre-approval form the Audit Committee.

                        CORPORATE GOVERNANCE INFORMATION

     Stockholders can access our corporate governance information, including our Code of Ethics for Principal Executive Office and Senior Financial Officers and the charters of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, at our website, www.semotus.com , the content of which website is not incorporated by, referenced into, or considered a part of, this document.

                             ADDITIONAL INFORMATION

     THE COMPANY'S 2007 ANNUAL REPORT ON FORM 10-KSB, INCLUDING FINANCIAL STATEMENTS FOR THE YEAR ENDED MARCH 31, 2007, IS BEING DISTRIBUTED TO ALL STOCKHOLDERS OF THE COMPANY TOGETHER WITH THIS PROXY STATEMENT, IN SATISFACTION OF THE REQUIREMENTS OF THE SECURITIES AND EXCHANGE COMMISSION. ADDITIONAL COPIES OF THE REPORT, EXCEPT FOR EXHIBITS, ARE AVAILABLE AT NO CHARGE UPON REQUEST. TO OBTAIN ADDITIONAL COPIES OF THE ANNUAL REPORT ON FORM 10-KSB, PLEASE CONTACT SEMOTUS SOLUTIONS, 718 UNIVERSITY AVE., SUITE 202, LOS GATOS, CA 95032, OR AT TELEPHONE NUMBER (408) 399-6120.

                    COMMUNICATING WITH THE BOARD OF DIRECTORS

     The Board does not currently have a formal process for security holders to send communications to the Board. We, however, encourage stockholders to communicate directly with the Board as a whole, with non-management directors or with specified individual directors, by sending correspondence to the Secretary at 718 University Ave., Suite 202, Los Gatos, CA 95032.

     Under our Company's Bylaws, stockholders may propose business to be brought before an annual meeting. In order for a stockholder to submit a proposal for consideration at our annual meeting, the stockholder must fulfill the requirements set forth in our by-laws and Rule 14a-8 under the Securities Exchange Act of 1934 setting forth specified information with respect to the stockholder and additional information as would be required under Regulation 14A under the Exchange Act and Rule 14a-8 for a proxy statement used to solicit proxies for such nominee. In general, the notice must be delivered not less than one hundred and twenty (120) days prior to the first anniversary of the preceding year's mailing date of the annual meeting's proxy statement.

     If you intend to propose any matter for action at our 2008 Annual Meeting of Stockholders and wish to have the proposal included in our proxy statement, you must submit your proposal to the Secretary of Semotus Solutions at 718 University Ave., Suite 202, Los Gatos, CA 95032, not later than 5:00 p.m. Pacific Standard Time on or before April 8, 2007. Please note that proposals must comply with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934. Only then can we consider your proposal for inclusion in our proxy statement and proxy relating to the 2008 Annual Meeting. We will be able to use proxies you give us for the next year's meeting to vote for or against any stockholder proposal that is not included in the proxy statement at our discretion unless the proposal is submitted to us on or before April 8, 2008.


/s/ Anthony N. LaPine
CHIEF EXECUTIVE OFFICER

Los Gatos, California
July __, 2007